Exhibit 99.2
Hong Kong Fly International Health Care Limited and Subsidiary
Consolidated Balance Sheets

	December 31,
	2007	2006
	US$	US$
Assets

Current assets:
Cash	6,935,715	6,104,001
Accounts receivable from third parties, net	9,012,580	9,736,080
Accounts receivable from related parties	1,053,460	833,108
Bills receivable	15,300,000	9,601,308
Inventories	2,561,629	2,255,966
Prepaid expenses and other assets	1,586,102	1,396,289

Total current assets	36,449,486	29,926,752

Restricted cash	136,722	128,062
Due from related parties	549,646	2,695,169
Property, plant and equipment, net	18,798,509	14,407,577
Land use rights	690,962	674,500
Deferred income taxes	133,994	132,120

Total assets	56,759,319	47,964,180

Liabilities and Shareholders’ Equity

Current liabilities:
Short-term borrowings	7,779,855	12,149,507
Current portion of long-term borrowings	—	2,561,245
Accounts payable	1,735,753	1,683,885
Accrued liabilities and other payables	13,726,924	12,801,710
Income taxes payable	3,262,112	1,195,259
Due to related parties	3,654,569	4,269,536

Total current liabilities	30,159,213	34,661,142

Long-term borrowings, excluding current portion	2,734,444	—

Total liabilities	32,893,657	34,661,142

Shareholders’ equity:
Ordinary shares:
Par value: HK$1 Authorized, issued and outstanding: 20,000,000 shares	2,579,997	2,579,997
Subscription receivable	—	(2,579,997)
Additional paid-in capital	11,978,252	6,074,880
Retained earnings	7,140,880	6,448,889
Accumulated other comprehensive income	2,166,533	779,269

Total shareholders’ equity	23,865,662	13,303,038

Commitments and contingencies	—	—

Total liabilities and shareholders’ equity	56,759,319	47,964,180

See accompanying notes to these consolidated financial statements

Hong Kong Fly International Health Care Limited and Subsidiary
Consolidated Statements of Income

	Year ended December 31,
	2007	2006
	US$	US$
Revenues:
Third parties	35,545,505	30,066,908
Related parties	6,408,633	5,807,989

Total revenues	41,954,138	35,874,897
Cost of goods sold	(11,604,995)	(10,479,103)

Gross profit	30,349,143	25,395,794

Operating expenses:
Selling	(11,065,212)	(11,988,426)
General and administrative (including share-based compensation expense of US$3,265,306 for the year ended December 31, 2007)	(6,511,128)	(2,483,588)
Research and development	(606,959)	(998,355)

Total operating expenses	(18,183,299)	(15,470,369)

Income from operations	12,165,844	9,925,425

Other income (expense):
Interest income	28,120	28,173
Interest expense	(493,814)	(543,707)
Foreign currency exchange gain (loss), net	(365,643)	3,147
Other income	76,083	76,423

Earnings before income tax expense	11,410,590	9,489,461
Income tax expense	(4,069,669)	(2,407,662)

Net income	7,340,921	7,081,799

See accompanying notes to these consolidated financial statements

Hong Kong Fly International Health Care Limited and Subsidiary
Consolidated Statements of Shareholders’ Equity and Comprehensive Income

						Accumulated
				Additional		other	Total
			Subscription	paid-in	Retained	comprehensive	shareholders’	Comprehensive
	Ordinary shares		receivable	capital	earnings	income	equity	income
	Number of shares	US$	US$	US$	US$	US$	US$	US$
Balance as of January 1, 2006	20,000,000	2,579,997	(2,579,997)	6,074,880	842,391	298,976	7,216,247

Net income	—	—	—	—	7,081,799	—	7,081,799	7,081,799
Foreign currency translation adjustment, net of nil tax	—	—	—	—	—	480,293	480,293	480,293

								7,562,092

Dividend declared	—	—	—	—	(1,475,301)	—	(1,475,301)

Balance as of December 31, 2006	20,000,000	2,579,997	(2,579,997)	6,074,880	6,448,889	779,269	13,303,038

Net income	—	—	—	—	7,340,921	—	7,340,921	7,340,921

Foreign currency translation adjustment, net of nil tax	—	—	—	—	—	1,387,264	1,387,264	1,387,264

								8,728,185

Dividend declared	—	—	—	—	(2,284,148)	—	(2,284,148)
Settlement of subscription receivable	—	—	2,579,997	—	—	—	2,579,997
Contribution from shareholders	—	—	—	2,638,066	—	—	2,638,066
Distribution to shareholders in connection with the Reorganization	—	—	—	—	(4,364,782)	—	(4,364,782)
Share-based compensation	—	—	—	3,265,306	—	—	3,265,306

Balance as of December 31, 2007	20,000,000	2,579,997	—	11,978,252	7,140,880	2,166,533	23,865,662

See accompanying notes to these consolidated financial statements

Hong Kong Fly International Health Care Limited and Subsidiary
Consolidated Statements of Cash Flows

	Year ended December 31,
	2007	2006
	US$	US$
Net income	7,340,921	7,081,799
Adjustments to reconcile net income to net cash provide by operating activities
Depreciation	1,221,691	945,164
Loss on disposal of property, plant and equipment	34,098	—
Bad debt expense	231,031	54,478
Inventory write-downs	264,480	28,710
Land use rights expense	28,009	28,609
Share-based compensation	3,265,306	—
Deferred income tax benefit	(87,377)	(26,316)
Changes in operating assets and liabilities
Accounts receivable, including related parties	939,821	(3,032,820)
Bills receivable	(4,848,501)	(1,105,378)
Inventories	(408,220)	(517,668)
Prepaid expenses and other assets	(1,486)	(59,775)
Due from related parties	(27,459)	(54,195)
Accounts payable	(3,652,615)	158,182
Accrued liabilities and other payables	(900,134)	3,424,776
Income taxes payable	1,906,999	1,186,473
Due to related parties	626,042	5,696

Net cash provided by operating activities	5,932,606	8,117,735

Cash flows from investing activities
Purchases of property, plant and equipment	(3,559,689)	(5,114,250)
Loans made to related parties	(2,318,989)	(7,427,063)
Collections of loans made to related parties	2,392,950	7,290,816
Net cash used in investing activities	(3,485,728)	(5,250,497)

Cash flows from financing activities
Dividends paid	(796,548)	(944,638)
Proceeds from settlement of subscription receivable	2,579,997	—
Proceeds from contribution from shareholders	2,638,066	—
Payment in 2007 for transfer of 40% equity interest in Sunstone in 2004	(2,387,232)	—
Partial cash distribution in connection with the Reorganization	(2,546,123)	—
Proceeds from bank borrowings	7,934,073	6,392,350
Repayments of bank borrowings	(9,319,209)	(2,909,920)
Repayment of borrowings from related parties	(201,419)	—

Net cash (used in) provided by financing activities	(2,098,395)	2,537,792

Effect of foreign currency exchange rate changes on cash	483,231	164,150

Net increase in cash	831,714	5,569,180

Cash at beginning of the year	6,104,001	534,821

Cash at end of the year	6,935,715	6,104,001

Supplemental disclosure of cash flow information
Cash paid during the year
Interest paid	649,239	531,206
Income taxes paid	2,228,326	1,249,575
Non cash investing and financing transactions:
Settlement of dividend payable to equity owners with due from related parties	88,668	—
Settlement of dividend payable to equity owners with borrowings to related parties	2,125,141	112,740
Conversion of dividend payable to equity owners to borrowings from a related parties	1,247,633	—
Payables for purchases of property, plant and equipment	2,234,063	1,157,908
Settlement of accounts payable from assignment of bills receivable with recourse	6,103,012	5,592,717
See accompanying notes to these consolidated financial statements

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
1.	Principal activities, organization and significant concentrations and risks
(a)	Principal activities

Hong Kong Fly International Health Care Limited (“Hong Kong Health Care”) is a holding company that was incorporated on November 17, 2003 and does not conduct any operations. Hong Kong Health Care’s wholly-owned subsidiary, Sunstone (Tangshan) Pharmaceutical Co., Ltd. (“Sunstone”) is principally engaged in the research, development, manufacture and distribution of pharmaceutical products in the People’s Republic of China (the “PRC”, excluding, for the purpose of these financial statements, Taiwan and the special administrative regions of Hong Kong and Macau). Sunstone currently operates one production facility located in Tangshan, Hebei Province in the PRC. Hereinafter, Hong Kong Health Care and Sunstone are collectively referred to as the “Company”.

(b)	Organization

Hong Kong Health Care was established by Han Zhiqiang as an investment holding company to hold his 40% equity interest in Sunstone, and was subsequently used as the entity to effect the reorganization as described below (the “Reorganization”). Prior to the Reorganization, Han Zhiqiang and his related controlled entities (“Han”) and Tong Zhijun and his related controlled entities (“Tong”) beneficially owned a 100% and nil % equity interest in Hong Kong Health Care and a 45% and 55% equity interest in Sunstone, respectively. The 45% equity interest of Sunstone owned by Han was through (i) Han’s 100% equity interest ownership of Hong Kong Health Care (which owned a 40% equity interest in Sunstone), and (ii) 5% held by Qingdao Sunstone Holystate Pharmacy Co., Ltd (“Qingdao Sunstone”), an entity 100% owned by Han. Under a written agreement signed on May 10, 2000 by Han and Tong, the terms of which specify that through their controlled entities, Han and Tong would vote their equity interests in Sunstone in concert in regards to (i) Sunstone’s significant business decisions and accounting policies; (ii) increases in Sunstone’s registered capital and (iii) transfers of equity interest in Sunstone to unrelated parties, Han and Tong have been deemed a “controlling shareholder group”.

Upon the completion of the Reorganization in July 2007, Hong Kong Health Care became the sole shareholder of Sunstone and Tong and Han each became a 50% shareholder of Hong Kong Health Care. The Reorganization of the ownership interest in Sunstone was entered into to facilitate the sale of Hong Kong Health Care to Beijing Med-Pharm Corporation (“Beijing Med-Pharm”).

On June 4, 2007, in contemplation of Tong transferring 55% equity interest in Sunstone to Hong Kong Health Care, Han transferred 50% equity interest in Hong Kong Health Care to Tong for cash consideration of Hong Kong Dollar (“HK$”) 10,000,000 (equivalent to U.S. Dollars (“US$”) 1,280,000). The transfer consideration of HK$10,000,000 (US$1,280,000) was based on the stated par value of the shares of Hong Kong Health Care. On July 2, 2007, Tong completed the transfer of his 55% equity interest in Sunstone to Hong Kong Health Care and, as part of the Reorganization, Han transferred his 5% equity interest (owned through Qingdao Sunstone) in Sunstone to Hong Kong Health Care. In accordance with PRC regulations, Hong Kong Health Care’s cash obligation to Tong and Han is US$4,001,050 and US$363,732, respectively or US$4,364,782 in aggregate, for the transfer of the 60% ownership interest in Sunstone.

As part of the Reorganization, Tong granted Han, 5% equity interest in Sunstone as additional compensation for employment services Han previously rendered as Sunstone’s CEO and president. US$3,265,306, representing the fair value of the stock grant, has been recognized as compensation expense for the year ended December 31, 2007 in the accompanying consolidated statement of income.

On July 14, 2007, Beijing Med-Pharm entered into a sale and purchase agreement with Han and Tong, the shareholders of the Company, to acquire 9,800,000 ordinary shares of the Company (representing a 49% of the Company’s authorized and issued shares) for US$32 million. On October 31, 2007, Beijing Med-Pharm consummated the above mentioned acquisition.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
1.	Principal activities, organization and significant concentrations and risks (continued)
(b)	Organization (continued)

Further, on September 28, 2007, Beijing Med-Pharm entered into a second Sale and Purchase Agreement with Han and Tong to acquire 10,200,000 common shares of the Company, representing the remaining 51% of the Company’s authorized and issued shares which was not previously owned by Beijing Med-Pharm, in exchange for up to 8 million shares of Beijing Med-Pharm’s unregistered common shares, subject to certain customary closing conditions. The fair value of the 8 million shares based on Beijing Med-Pharm’s quoted average market price two days before and after the date of the second Sale and Purchase Agreement of September 28, 2007 was approximately US$94.7 million. On February 18, 2008, Beijing Med-Pharm consummated the acquisition of the remaining 51% equity interest in the Company and changed its name from “Beijing Med-Pharm Corporation” to “BMP Sunstone Corporation”. The financial statements of the Company do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.

(c)	Significant concentrations and risks

Concentrations of revenue

The Company sells its products to approximately 350 pharmaceutical distributors in the PRC. Sales to distributors account for substantially all of the Company’s revenues. The Company does not have distribution agreements longer than two years and competes for desired distributors with other pharmaceutical manufacturers. Consequently, maintaining relationships with existing distributors and replacing distributors may be difficult and time-consuming. Any disruption of the Company’s distribution network, including its failure to renew its existing distribution agreements with desired distributors, could negatively affect its ability to effectively sell its products and could materially and adversely affect its business, financial condition and profitability. For the years ended December 31, 2007 and 2006, no single distributor, including related parties, contributed more than 10% of the Company’s total revenues or accounts receivable.

The Company derives a substantial portion of its revenue from the sales of Pediatric Paracetamol granules, Amantadine Hydrochloride granules, Xiao’er Huatan Zhike granules, Xiao’er Kechuan Ling oral solution, Jianer Xiahoshi oral solution, and Compound Zedoary Turmeric oil. Sales of these products accounted for 88% and 87% of the Company’s total revenues for the years ended December 31, 2007 and 2006, respectively. As the Company expects sales of these products to continue to comprise a substantial portion of total revenues in the future, any factors adversely affecting the sales of any of these products will have a material adverse effect on the Company’s business, financial condition and profitability.

Concentration of suppliers

The Company purchases raw materials from a limited number of suppliers. Management believes that other suppliers could provide similar raw materials at comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would negatively affect the Company’s business, financial condition and profitability.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
1.	Principal activities, organization and significant concentrations and risks (continued)
(c)	Significant concentrations and risks (Continued)

Price control by PRC government authorities

Certain medical products sold in the PRC, primarily those included in the PRC’s published Insurance Catalogue and those pharmaceuticals whose production or trading are deemed to constitute monopolies by the PRC government, are subject to retail price controls in the form of fixed prices or price ceilings. The fixed prices or the price ceilings of such medicines are published by the national and provincial price administration authorities from time to time. Although the Company only sells its products through distributors, the controls over retail prices could have a corresponding effect on the wholesale prices. The prices of medicines that are not subject to price controls are determined freely at the discretion of the respective pharmaceutical companies, subject, in certain cases, to notification to the provincial pricing authorities. Certain of the Company’s products are subject to price controls and accordingly, the price of such products could not be increased at the Company’s discretion above the relevant controlled price ceiling without prior governmental approval. In addition, the price of such products may also be adjusted downward by the relevant government authorities in the future. Such price controls, especially downward price adjustment, may negatively affect the Company’s business, financial condition and profitability.

Concentration of cash balances held at financial institutions

As of December 31, 2007 and December 31, 2006, US$7,060,002 and US$6,194,834, respectively, in cash and restricted cash were held in Renminbi (“RMB”) at major financial institutions located in the PRC. Management believes that these major financial institutions are of high credit quality.
2.	Basis of presentation

The Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This basis of accounting differs in certain material respects from that used for the preparation of the books of account of Sunstone, which are prepared in accordance with the accounting principles and the relevant financial regulations established by the Ministry of Finance of the PRC (“PRC GAAP”), the accounting standards used in the PRC. The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books of account of Sunstone to present them in conformity with U.S. GAAP.

Because Han and Tong were deemed to be a controlling shareholder group of Sunstone, the transfer of the 60% ownership held by Tong and Qingdao Sunstone to the Company on July 2, 2007 has been treated as a transaction between entities under common control and accounted for in a manner similar to a pooling of interests. Accordingly, the 60% ownership interest in Sunstone transferred to Hong Kong Health Care has been recognized at the historical cost basis of Tong and Qingdao Sunstone and as if the transfer of equity interest in Sunstone had occurred as of January 1, 2006, the earliest date presented in the accompanying consolidated financial statements. The US$4,364,782 cash consideration payable by Hong Kong Health Care to Han and Tong has been accounted for as a distribution to shareholders in the consolidated statements of shareholders’ equity for the year ended December 31, 2007, of which US$2,546,123 was paid in 2007 and US$1,896,603 remains payable at December 31, 2007 (see Note 12) .

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
3.	Summary of significant accounting policies
(a)	Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated upon consolidation.

(b)	Foreign currency transactions

The Company’s reporting currency is the US$. The functional currency of Hong Kong Health Care is the HK$, whereas the functional currency of Sunstone is the RMB. Since the RMB is not a fully convertible currency, all foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for foreign exchange transactions are the rates of exchange quoted by the PBOC.

Transactions denominated in foreign currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at each balance sheet date. The resulting exchange differences are recorded in other income (expense) in the consolidated statements of income.

Hong Kong Health Care’s and Sunstone’s assets and liabilities are translated from the respective functional currencies into US$ using the exchange rate at each balance sheet date. Revenue and expenses are translated into US$ at average rates prevailing during the year. Gains and losses resulting from translation are recorded as a separate component of accumulated other comprehensive income within shareholders’ equity.

(c)	Cash and restricted cash

Cash consists of cash on hand and cash in bank accounts. Cash that is restricted as to withdrawal for use or pledged as security is disclosed separately on the face of the balance sheet, and is not included in cash in the consolidated statements of cash flows. Restricted cash of US$136,722 and US$128,062 as of December 31, 2007 and 2006 represents bank deposits for securing credit cards held by members of management and used for business purposes. Upon the cancellation and payment of the outstanding credit card balance, the bank deposits will be released from restricted cash.

(d)	Accounts receivable

Accounts receivable, including related parties, are recorded at the invoiced amount due within 3 to 6 months and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. Bad debt expense is included in general and administrative expenses in the consolidated statements of income.

(e)	Bills receivable

To reduce the Company’s credit risk, the Company has required certain customers to pay for the sale of the Company’s products by bills receivable. Bills receivable represents short-term notes receivable issued by a financial institution that entitles the Company to receive the full face amount from the financial institution at maturity, which generally ranges from 3 to 6 months from the date of issuance. Historically, the Company has experienced no losses on bills receivable.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
3.	Summary of significant accounting policies (Continued)
(e)	Bills receivable (continued)

The Company, in certain circumstances, assigned with recourse its bills receivable to vendors to settle accounts payable. The assignment of bills receivable under such arrangements do not meet the conditions for a sale of receivable as prescribed in Statement of Financial Accounting Standard (“SFAS”) No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", and are therefore not derecognized until paid. Accounts payable settled from the assignment with recourse of bills receivable are included in short-term borrowings until paid.

(f)	Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average cost method. Cost of work-in-progress and finished goods are comprised of direct materials, direct labor and related manufacturing overhead based on normal operating capacity.

(g)	Land use rights

Land use rights represent the exclusive right to occupy and use a piece of land in the PRC during the contractual term of the land use right. Land use rights are carried at cost and charged to expense on a straight line basis over the respective periods of the rights.

(h)	Long-lived assets

Property, plant and equipment

Property, plant and equipment are stated at historical cost. Depreciation is provided on the straight-line method (after taking into account respective estimated residual values) over the following estimated useful lives:

Buildings	20 years
Machinery and equipment	10 years
Furniture, fixtures and office equipment	5 years
Motor vehicles	5 years
Depreciation of property, plant and equipment attributable to manufacturing activities is capitalized as part of inventory, and expensed to cost of goods sold when the inventory is sold. Costs incurred in the construction of property, plant and equipment, including, if material, an allocation of interest cost incurred, are initially capitalized as construction in progress and transferred into their respective asset categories when the assets are ready for their intended use, at which time depreciation commences.

When items are retired or otherwise disposed of, income is charged or credited for the difference between the net book value and proceeds received thereon. Ordinary maintenance and repairs are charged to expense as incurred.

Impairment of long-lived assets

Long-lived assets such as property, plant and equipment and land use rights are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
3.	Summary of significant accounting policies (continued)
(i)	Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date or date of change in tax status. A valuation allowance is provided to reduce the amount of deferred tax asset if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates or laws is recognized in the statement of income in the period the change in tax rates or tax laws is enacted.

On January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Accounting Standards No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in the consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statements of income. The adoption of FIN 48 on January 1, 2007 had no impact on the Company’s results of operation or financial position.

(j)	Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectibility is reasonably assured. Written sales agreements and customer purchase orders are used as evidence of the terms of the arrangement. Products are considered delivered when the product is received by the customer at its or a designated location, which is the point when the customer takes ownership and assumes risk of loss. Customer acceptance is evidenced by signed delivery notes. In the PRC, value added tax (“VAT”) at a rate of 17% of the invoice amount is collected on behalf of tax authorities. Revenue is stated net of VAT. VAT collected from customers is offset against VAT paid for purchases, with the net liability recorded in accrued liabilities and other payables in the consolidated balance sheet until paid. The Company’s sales agreements do not provide the customer the right of return, unless the products are defective in which case the Company allows for an exchange of products. For the years ended December 31, 2007 and 2006, defective product returns were immaterial.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
3.	Summary of significant accounting policies (continued)
(k)	Research and development costs

Research and development costs are expensed as incurred. These expenses include the costs of the Company’s internal research and development activities and the costs of research and development conducted by others on behalf of the Company, such as third-party arrangements. Upfront and milestone payments made by the Company to third parties in connection with research and development arrangements are expensed as the research and development is incurred.

(l)	Advertising expenses

Advertising expenses are expensed as incurred and included in selling expenses. Advertising expenses for the years ended December 31, 2007 and 2006 amounted to US$4,875,698 and US$6,108,450, respectively.

(m)	Employee benefit plans

Pursuant to relevant PRC regulations, the Company is required to make contributions to various defined contribution plans organized by the PRC government. The contributions are made for each qualifying PRC employee at 35.5% on a standard salary base as determined by the PRC governmental authority. Contributions to the defined contribution plans are charged to the consolidated statement of income as the related service is provided. For the years ended December 31, 2007 and 2006, contributions to the defined contribution plans were US$383,105 and US$234,024, respectively.

The Company has no other obligation for the payment of employee benefits associated with these plans beyond the contributions described above.

(n)	Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and product and environmental liability. In accordance with SFAS No. 5, “Accounting for Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Historically, the Company has not experienced any product liability claims.

(o)	Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. Significant items subject to such estimates and assumptions include recoverability of the carrying amount and the estimated useful lives of long-lived assets, allowances for accounts receivable, the realizable value of inventories, the fair value of share-based compensation and amounts recorded for contingencies. Actual results could differ from these estimates. The Company is also subject to other risks and uncertainties that may cause actual results to differ from estimated amounts, such as competition, litigation, legislation and regulations in the pharmaceutical industry.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
3.	Summary of significant accounting policies (continued)
(p)	Fair value of financial instruments

The carrying amounts of cash and restricted cash, accounts receivables from third and related parties, bills receivables, amounts due to related parties, accounts payable, other payables and short term borrowings approximate their fair values due to their short term nature.

The fair value of the amount due from related parties as of December 31, 2007 and 2006 were US$531,440 and US$2,681,883, respectively, and were estimated by discounting expected future cash flows using the interest rate at which similar loans would be made to borrowers with similar credit ratings and remaining maturities.

The fair value of the long-term borrowing as of December 31, 2007 was US$2,700,686, and was estimated by discounting the future cash flow using an interest rate which approximated the rate for which the financial institution would charge borrowers with similar credit ratings and remaining maturities.

(q)	PRC statutory reserves

Prior to July 2, 2007 in accordance with PRC Company Law, Sunstone was required to provide for certain statutory reserves, namely a general reserve fund and an enterprise expansion fund at a percentage of net income which is a discretionary percentage determined by the Sunstone’s board of directors each calendar year. Effective from, July 2, 2007, upon completion of the Reorganization, Sunstone became a wholly owned foreign invested enterprise (“WOFE”). As a WOFE, Sunstone is required to provide for a general reserve fund at 10% of net income and an enterprise expansion fund at a discretionary percentage decided by the Sunstone’s board of directors each calendar year. The reserves can only be used for specific purposes and are not transferable to Hong Kong Health Care in the form of loans, advances or cash dividends. All statutory reserves are required to be calculated based on amounts reported in Sunstone’s PRC statutory financial statements.

As of December 31, 2007, Sunstone had appropriated US$6,854,902 in statutory reserves which are restricted from being distributed to Hong Kong Health Care.

(r)	Government Grant

Government grants are recognized when there is reasonable assurance that the Company will comply with the conditions attaching them and the grants are received. Grants received are recorded as a reduction to expenses when the related expenses are incurred. The Company received grant proceeds of US$260,561 and nil for the years ended December 31, 2007 and 2006, respectively, which were recorded as a reduction to interest expense because the terms of the grant specifically stated the grant was to be utilized to subsidize interest expense incurred by the Company.

(s)	Recently issued accounting standards

FASB Statement No. 157 (“SFAS No. 157”)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements", which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for fair value measurements. SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. FASB Staff Position No. 157-2 “Effective Date of FASB Statement No. 157”, defers the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. Although management will continue to evaluate the application of SFAS No. 157, management does not currently believe the adoption of SFAS No. 157 will have a material impact on the Company’s results of operations or financial position.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
3.	Summary of significant accounting policies (continued)
(s)	Recently issued accounting standards (continued)

FASB statement No. 159 (“SFAS No. 159”)

In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities". SFAS 159 permits companies to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS No. 159 is effective for the Company on January 1, 2008, although earlier adoption is permitted. The Company has elected not to adopt the fair value option as permitted under SFAS No. 159.

FASB statement No. 141 (revised 2007) (“SFAS No. 141R”)

In December 2007, the FASB issued SFAS No. 141R, a revision of SFAS No. 141, “Business Combinations”. SFAS No. 141R establishes requirements for the recognition and measurement of acquired assets, liabilities, goodwill, and non-controlling interests (formerly minority interests). SFAS No. 141R also provides disclosure requirements related to business combinations. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008. SFAS No. 141R will be applied prospectively to business combinations with an acquisition date on or after the effective date.

FASB statement No. 160 (“SFAS No. 160”)

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements an amendment of ARB No. 51”. SFAS No. 160 establishes new standards for the accounting for and reporting of non-controlling interests and for the loss of control of partially owned and consolidated subsidiaries. SFAS No. 160 does not change the criteria for consolidating a partially owned entity. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The provisions of SFAS No. 160 will be applied prospectively upon adoption except for the presentation and disclosure requirements, which will be applied retrospectively. SFAS No. 160 states that accounting and reporting for minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more. The Company does not expect the initial adoption of SFAS No. 160 will have a material impact on the Company’s consolidated financial statements.
4.	Accounts receivable from third parties

Accounts receivable from third parties consists of the following:

	December 31,
	2007	2006
	US$	US$
Accounts receivable from third parties	9,558,509	10,023,476
Less: allowance for doubtful accounts	(545,929)	(287,396)

Accounts receivable, net	9,012,580	9,736,080

The following table presents the movement of allowance for doubtful accounts for the years ended December 31, 2007 and 2006:

	Year ended December 31,
	2007	2006
	US$	US$
Beginning allowance for doubtful accounts	287,396	224,202
Additions charged to bad debt expense	231,031	54,478
Effect of foreign exchange rate changes	27,502	8,716

Ending allowance for doubtful accounts	545,929	287,396

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
5.	Inventories

Inventories by category consist of the following:

	December 31,
	2007	2006
	US$	US$
Raw materials	1,095,321	1,126,263
Work-in-progress	682,641	315,975
Finished goods	783,667	813,728

Total inventories	2,561,629	2,255,966

Inventory write-downs, which are included in cost of goods sold in the consolidated statements of income, were US$264,480 and US$28,710 for the years ended December 31, 2007 and 2006, respectively.

6.	Property, plant and equipment

Property, plant and equipment consist of the following:

	December 31,
	2007	2006
	US$	US$
Buildings	13,281,781	6,429,693
Machinery and equipment	8,508,592	6,414,450
Furniture, fixtures and office equipment	738,551	444,752
Motor vehicles	701,805	604,508
Construction in process	215,176	3,693,027

Total property, plant and equipment	23,445,905	17,586,430
Less: accumulated depreciation	(4,647,396)	(3,178,853)

Total property, plant and equipment, net	18,798,509	14,407,577

Construction in progress includes prepayments for the purchase of equipment and construction materials of US$215,176 and US$1,052,607, respectively.

Depreciation of property, plant and equipment was allocated to the following expense items:

	Year ended December 31,
	2007	2006
	US$	US$
Cost of good sold	971,807	746,844
General and administrative expense	249,884	198,320

Total depreciation expense	1,221,691	945,164

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
7.	Short-term borrowings

Short-term borrowings as of December 31, 2007 and 2006 consist of the following:

	December 31,
	2007	2006
	US$	US$
Short-term bank borrowings secured by assets	1,722,700	2,497,215
Short-term bank borrowings secured by assets of related parties	1,777,389	1,664,810
Short-term borrowings secured by bills receivable (Note 3(e))	2,228,933	5,592,717
Unsecured short-term bank borrowings	2,050,833	2,394,765

Total short-term borrowings	7,779,855	12,149,507

Short-term bank borrowings secured by assets represents short-term bank borrowings that are secured by the Company’s land use rights and property with carrying value of US$2,006,982 and US$3,263,717 as of December 31, 2007 and 2006, respectively.

Short-term bank borrowings secured by assets of related parties represents short-term bank borrowings secured by property of Han.

Short-term bank borrowings (excluding the portion secured by bills receivable) have maturity terms ranging from six to twelve months with fixed interest rates ranging from 6.43% to 9.13% per annum. None of the short-term bank borrowings contain any financial covenants. The weighted average interest rate on short-term bank borrowings (excluding the portion secured by bills receivable) for the years ended December 31, 2007 and 2006 was 8.32% and 7.18%, respectively. As of December 31, 2007 and 2006, the Company had no unused lines of credit for which it can draw upon.

8.	Accrued liabilities and other payables

Accrued liabilities and other payables as of December 31, 2007 and 2006 consist of the following:

	December 31,
	2007	2006
	US$	US$
Accrued payroll and employee benefits	1,550,498	1,153,319
VAT and other taxes payable	5,663,531	4,168,707
Receipts in advance from customers	901,536	754,551
Security deposits from customers	2,033,377	1,170,745
Accrued expenses	1,343,918	4,396,480
Accruals for the purchase of property, plant and equipment	2,234,064	1,157,908

Total accrued liabilities and other payables	13,726,924	12,801,710

9.	Long-term borrowing

The long-term borrowing as of December 31, 2007 represents a bank loan obtained on June 26, 2007 and which is due in full on June 26, 2009. The loan bears an annually adjusted interest rate based on the prevailing interest rate set by the PBOC. Interest is payable in arrears on a quarterly basis. As of December 31, 2007 the interest rate was 7.43% per annum. This bank loan, which does not contain any financial covenants, is secured by land use rights and property, plant and equipment with carrying value of US$2,599,398 as of December 31, 2007.

The current portion of long-term borrowings at December 31, 2006 represents a bank loan which was secured by land use rights and property of the Company and was repaid on June 26, 2007.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
10.	Income taxes

Sunstone, being incorporated in the PRC, is governed by the income tax law of the PRC and is subject to PRC enterprise income tax. Sunstone is a foreign investment enterprise and operates in Coastal Open Economic Zone and accordingly is subject to a preferential state income tax rate of 24% and local income tax rate of 3%. Further from 2002 to 2006, Sunstone was eligible for a 50% reduction from local income tax. Thus the applicable income tax rate for Sunstone was 27% and 25.5% for the years ended December 31, 2007 and 2006, respectively.

On March 16, 2007, the PRC government enacted the new Enterprise Income Tax Law which imposes a single income tax rate of 25% for most domestic enterprises and foreign investment enterprises. Further, on
December 6, 2007, the State Council released the Implementation Rules to the Enterprise Income Tax Law The Enterprise Income Tax Law is effective as of January 1, 2008 and will result in lower enacted income tax rate to the Company in the future. The new Enterprise Income Tax Law also imposes a 10% withholding income tax for dividends distributed by a foreign investment enterprise to its immediate holding company outside China for distribution of earnings generated after January 1, 2008. Under the new Enterprise Income Tax Law the distribution of earnings generated prior to January 1, 2008 are exempt from the withholding tax, therefore, Hong Kong Health Care has not recognized a deferred tax liability for the undistributed earnings through December 31, 2007. A lower withholding tax rate will be applied if there is a tax treaty arrangement between mainland China and the jurisdiction of the foreign holding company. Holding companies in Hong Kong, for example, will be subject to a 5% rate for distribution of earnings generated after January 1, 2008.

Hong Kong Health Care is incorporated in Hong Kong Special Administrative Region (“Hong Kong”) and is subject to profit tax at a rate of 17.5%. Since Hong Kong Health Care is a holding company and does not conduct any operations, it is exempted from income tax in Hong Kong.

The components of earnings before income tax expense are as follows:

	Year ended December 31,
	2007	2006
	US$	US$
PRC	14,913,511	9,486,629
Hong Kong	(3,502,921)	2,832

Earnings before income tax expense	11,410,590	9,489,461

Income tax expense consisted of the following:

	Year ended December 31,
	2007	2006
	US$	US$
PRC
Current income tax expense	4,157,046	2,433,978
Deferred income tax benefit	(87,377)	(26,316)

Total income tax expense	4,069,669	2,407,662

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
10.	Income taxes (continued)

The actual income tax expense reported in the consolidated statements of income differs from the amounts computed by applying the PRC statutory tax rate of 33% to earnings before income taxes as a result of the following:

	Year ended December 31,
	2007	2006
	US$	US$
Computed “expected” income tax expense	3,765,495	3,131,522
Non-deductible employee expenses	196,908	87,572
Non-deductible selling expenses	174,770	110,901
Non-deductible other expenses	40,458	27,021
Income tax holiday	—	(151,968)
Preferential tax rate differential	(969,151)	(615,999)
Tax rate change	24,041	—
Foreign tax rate differential	542,953	(439)
Tax exemption in Hong Kong	613,011	(496)
Tax rebate	(318,816)	(180,452)

Actual income tax expense	4,069,669	2,407,662

The tax rebate represents an income tax rebate received by the Company for purchase of property, plant and equipment. The tax rebate is reported as a reduction to income tax expense in the consolidated statements of income and is recognized upon approval by the PRC tax authorities.

As of December 31, 2007, the Company’s current deferred tax assets of US$176,687, (which is included in prepaid expenses and other assets) represent temporary differences with respect to the allowance for doubtful accounts receivable of US$136,482 and inventory of US$40,205. As of December 31, 2006, the Company’s current deferred tax assets of US$77,579, (which is included in prepaid expenses and other assets), represents temporary differences with respect to the allowances for doubtful accounts receivable. As of December 31, 2007 and 2006, the Company’s non-current deferred tax assets represent temporary differences with respect to property, plant and equipment. The Company’s deferred tax liabilities as of December 31, 2007 and 2006 were nil.

The realization of the future tax benefits of a deferred tax asset is dependent on future taxable income against which such tax benefits can be applied or utilized and any available tax planning strategies. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. All available evidence is considered in the determination of whether sufficient future taxable income will exist since the ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Such evidence includes, but is not limited to, the financial performance of the Company and the market environment in which the Company operates.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of all of its deferred tax assets as of December 31, 2007 and 2006. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

As of January 1, 2007 and for the year ended December 31, 2007, the Company did not have any unrecognized tax benefits, and it does not expect that the amount of unrecognized tax benefits will change significantly within the next 12 months.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
10.	Income taxes (continued)

Hong Kong Health Care files income tax returns in Hong Kong and its subsidiary files income tax returns in PRC. Hong Kong Health Care is currently open to audit under the statute of limitations by the Hong Kong tax authorities from 2001 to 2007. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations will be extended to five years under special circumstances, which are not clearly defined. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Accordingly, the PRC tax returns of Sunstone are open to examination by the PRC state and local tax authorities for tax years beginning in 2004.

11.	Share-based compensation

The estimated fair value of the 5% stock grant to Han,was determined by management based on the acquisition price paid by Beijing Med-Pharm to acquire a 49% equity interest in Hong Kong Health Care (Note 1). Management considered Beijing Med-Pharm’s purchase price of Hong Kong Health Care as the best indicator of the fair value of the Hong Kong Health Care because (i) Beijing Med-Pharm is an unrelated party and (ii) the date of the transaction approximated the date of the stock grant.

The stock grant to Han was charged to compensation expense at the grant date because Han was not required to provide any future service in exchange for the grant. US$3,265,306 was included in Hong Kong Health Care’s general and administrative expenses for the year ended December 31, 2007.

12.	Related party transactions
(a)	The related party transactions for the years presented consist of the following:

	Note	Year ended December 31,
		2007	2006
		US$	US$
Sales to related parties	i	6,408,633	5,807,989
Rental expense paid on behalf of a related party entity of Tong		32,690	58,149
Conversion of dividends payable to borrowing from a related party	ii	1,247,633	—
Loans to related parties	iv	2,318,989	7,427,063
Settlement of amounts due from related parties and borrowings to related parties with dividends payable	iv	2,213,809	112,740
Payments in 2007 to Han for the transfer of 40% equity interest in Sunstone that occurred in 2004	v	2,387,232	—
Partial payments to Han and Tong for cash consideration due in connection with the Reorganization	v	2,546,123	—
Expenses paid by Han on behalf of the Company		126,124	339

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
12.	Related party transactions (continued)
(b)	The balances of due from and due to the related parties are summarized as follows:

	Note	December 31,
		2007	2006
		US$	US$
Loans due from related parties:
Loans to related parties	iv	549,646	2,636,055
Rental expense paid on behalf of a related party entity of Tong		—	59,114

Total amounts due from related parties		549,646	2,695,169

Amounts due to related parties:
Borrowing from a related party, including accrued interest	ii	1,174,153	—
Due to Han and his controlled entities	iii	586,813	30,727
Unpaid consideration to Tong and Han in connection with the Reorganization	v	1,893,603	2,396,596
Dividend payable to Han and Tong		—	1,842,213

Total amounts due to related parties		3,654,569	4,269,536

Notes:

i.	Represents pharmaceutical products sold to related party entities of Han. Such sales are at prices and with credit terms equivalent to sales to third parties.

ii.	Represents an unpaid dividend of RMB9, 370, 723 (US$1,247,633) declared by Sunstone to Tong that was converted to a loan. Under the terms of the loan agreement, the interest rate on the loan is based on the prevailing interest rate set by the PBOC. The loan principal is due on demand and interest is payable in arrears on a quarterly basis. RMB1,500,000 (US$201,419) was repaid in 2007, and the unpaid loan balance as of December 31, 2007 of RMB8, 587,870 (US$1,174,153) includes accrued interest of RMB 717,147 (US$98,050). Interest expense for the year ended December 31, 2007 was RMB717, 147(US$94,037).

iii.	Balance of US$586,813 as of December 31, 2007 represents receipts in advance and security deposits received from related party entities of Han for the purchase of the Company’s pharmaceutical products.

Balance of US$30,727 as of December 31, 2006 represents amounts payable for machinery spare parts purchased from related party entities of Han.

iv.	Represents loans made to related parties of Han and Tong. Such loans are unsecured, interest-free and had no definite terms of repayment.

For the years ended December 31, 2007 and 2006, dividends payable to related parties of US$2,213,809 and US$112,740, respectively, were settled by an offset of an equivalent amount of due from related parties and borrowings to related parties.

v.	Represents the cash consideration obligation in connection with the Reorganization described in Note 1 (b) and for Han’s transfer of 40% equity interest in Sunstone.

Hong Kong Fly International Health Care Limited and Subsidiary
Notes to Consolidated Financial Statements
(In US$)
12.	Related party transactions (continued)
Balance of US$1,893,603 as of December 31, 2007, which is due on demand , represents Hong Kong Health Care’s unpaid cash consideration for transferring a 55% ownership interest in Sunstone from Tong in connection with the Reorganization.

Balance of US$2,396,596 as of December 31, 2006 represents Hong Kong Health Care’s unpaid consideration for transferring a 40% ownership interest from an entity controlled by Han in 2004, which was repaid in 2007.
13.	Commitments and contingencies

As of December 31, 2007, the Company had commitments to fund outsourced research and development contracts amounting to US$2,228,721. Payments are required when the development milestones are reached.

14.	Subsequent event

On February 1, 2008, Hong Kong Health Care declared a dividend to Han of RMB6,878,819 (US$958,907 as translated at the rate in effect on February 1, 2008). This dividend relates to Han’s entitlement to Hong Kong Health Care’s accumulated profits, as a sole proprietary owner, prior to the Reorganization.